OPINION OF COUNSEL, JODY M. WALKER, ATTORNEY AT LAW


           [JODY M. WALKER - LETTERHEAD]



November 10, 2005


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549

Re:      Cross Atlantic Commodities, Inc.
         Form SB-2 Registration Statement
         OPINION OF COUNSEL


Ladies and Gentlemen:

            OPINION OF COUNSEL


I have acted as counsel to Cross Atlantic Commodities, Inc. in connection with the preparation and filing of a Registration Statement on Form SB-2, file number 333-1311294. The registration statement covers the registration under the Securities Act of 1933 of 2,000,000 common shares to be sold by Cross Atlantic and 1,793,150 common shares
being registered on behalf of selling shareholders.   I have examined
the registration statement, Cross Atlantic's articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

Based upon the foregoing, and assuming that the common shares have been and will be issued and that Cross Atlantic will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which common shares have been and may be sold, I am of the opinion that the common shares have been and will be validly issued, fully paid and nonassessable.

This opinion opines upon Nevada law, including the Nevada Constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on my knowledge of the law and facts as of the date of the registration statement?s effectiveness.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with Cross Atlantic in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.



              CONSENT


I consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus that is made a part of the registration statement.


Sincerely,

/s/ Jody M. Walker
-------------------
Jody M. Walker, Attorney At Law